Exhibit 4.1
FORM OF STOCK CERTIFICATE
CUSIP 40701L 101

CLASS A	SEE REVERSE FOR
COMMON STOCK	CERTAIN DEFINITIONS
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
HAMILTON BEACH, INC.

CERTIFICATE NUMBER	REFERENCE	DATE	SHARES
XXXXXX
This certifies that     XXXXXX

is the owner of       XXXXXX
FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER
SHARE, OF HAMILTON BEACH, INC.
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed in the office of the Secretary of State of Delaware to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
CERTIFICATE OF STOCK
     Witness, the seal of the Corporation and the signatures of its duly authorized officers.
Dated:

HAMILTON BEACH, INC.

COUNTERSIGNED AND REGISTERED:	CORPORATE SEAL	XXXXXX
NATIONAL CITY BANK		PRESIDENT
TRANSFER AGENT
AND REGISTRAR	DELAWARE
BY XXXXXX

AUTHORIZED SIGNATURE	XXXXXX
SECRETARY

     The shares of Class A Common Stock, par value $0.01 per share (“Class A Common”), represented by this certificate are entitled to certain rights and subject to certain restrictions set forth in the Amended and Restated Certificate of Incorporation (“Amended and Restated Certificate”) of Hamilton Beach, Inc. (the “Corporation”). A copy of the Amended and Restated Certificate, which sets forth in full such rights and restrictions, may be obtained without charge upon written request addressed to: Secretary, Hamilton Beach, Inc., 4421 Waterfront Drive, Glen Allen, Virginia 23060.
     Subject to the rights of the holders of any series of preferred stock of the Corporation, if any, on all matters presented to stockholders, every holder of Class A Common is entitled to one vote in person or by proxy for each share of Class A Common held by such holder.
     Each share of Class A Common and Class B Common Stock, par value $0.01 per share (“Class B Common”), of the Corporation are equal in respect of rights to dividends and other distributions in cash, stock or property of the Corporation, provided that in the case of dividends or other distributions payable in stock of the Corporation only shares of Class A Common will be distributed with respect to Class A Common and only shares of Class B Common will be distributed with respect to Class B Common.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –	Custodian
(Cost) (Minor)
under Uniform Gifts to Minors
TEN ENT	– as tenants by the entireties		Act of
(State)
JT TEN	– as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.
For Value Received,                                                                                                                                   hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

                                                                                                             shares of the capital stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint
                                                                                                                                                                                                          , Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S)
NOTICE:	AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.